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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in Post Effective Amendment No.1 to the Registration Statement (Form S-8 No. 33-98738) pertaining to the Vion Pharmaceuticals , Inc. Amended and Restated 1993 Stock Option Plan of our report dated February 12, 1997, with respect to the consolidated financial statements of Vion Pharmaceuticals, Inc. included in its' Annual Report (Form 10-KSB) filed with the Securities and Exchange Commission.

                                               Ernst & Young LLP

Hartford, Connecticut
February 21, 1997